UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 1000

Houston, Texas 77024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 949-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of the Stockholders of Forum Energy Technologies, Inc. (the “Company”) was held on May 17, 2016. Matters voted on at the annual meeting and the results thereof were as follows:

1.	Election of Directors. The following individuals were elected as Class I directors to the Company’s Board of Directors for a term of three years, each to serve until the annual meeting of stockholders in 2019 or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
C. Christopher Gaut	79,277,365	3,704,069	5,034,144
David C. Baldwin	79,706,602	3,274,832	5,034,144
Franklin Myers	81,562,196	1,419,238	5,034,144

2.	Approval of Executive Compensation, by Non-binding Vote. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes Cast
For	79,931,464
Against	1,043,841
Abstentions	2,015,429
Broker Non-Votes	5,024,844

3.	Approval of the Company’s 2016 Stock and Incentive Plan. Stockholders approved the Company’s 2016 Stock and Incentive Plan:

Votes Cast
For	60,800,819
Against	20,175,037
Abstentions	2,014,878
Broker Non-Votes	5,024,844

4.	Ratification of Auditors. Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016:

Votes Cast
For	85,949,741
Against	52,980
Abstentions	2,012,857
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2016	FORUM ENERGY TECHNOLOGIES, INC.

/s/ James L. McCulloch
James L. McCulloch
Executive Vice President, General Counsel and Secretary